UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 26, 2018

MJ BIOTECH, INC

(Exact name of registrant as specified in its charter)

Wyoming	000-54616	45-2282672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                                              109 East 17th Street, Suite 80

Cheyenne, Wyoming  82001

(Address of principal executive offices, including zip code)

(561) 523-3830

(Registrant ’ s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 4, 2018 MJ Biotech, Inc., created a wholly owned subsidiary MJ Syndicated, Inc. a Florida Corporation, headquartered in Florida. The subsidiary will be utilized to for acquisitions, operations and other activities as directed by the parent corporation.

On October 26, 2018 MJ Syndicated, Inc a Florida Corporation signed a Joint Venture Agreement with MarijuanaDoctor.com (the Joint Venture Partners, JVP)

Joint Venture Agreement

The purpose of the Joint Venture agreement is as follows:

The JVP  wish to associate themselves in business of Selling CBD Teas.

The Joint Venture Agreement sets out the terms and conditions that govern the Joint Venture summarized as follows:

Formation

The Joint Venture will operate in accordance with the laws of the State of Florida. The rights and obligations of the JVP will be as stated in the applicable legislation of the State of Florida except as otherwise provided in the Agreement.

Name

The firm name of the Joint Venture will be: CBD TEA.

Purpose

The purpose of the Joint Venture will be: Manufacturing and Selling CBD Teas.

Distribution

Marijuana Doctor will have exclusive rights to sell the CBD TEA in the State of Florida

Item 9.01 Exhibits.

99.01  Joint Venture Agreement (redacted)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ BIOTECH, INC

Dated October 29, 2018	By:	/s/ Maxine Pierson
Maxine Pierson
Chief Executive Officer